DEBTOR IN POSSESSION
                         LOAN AGREEMENT

                   Dated as of April 16, 1997

                              among

                  FRUEHAUF TRAILER CORPORATION,
                           FGR, INC.,
                      FRUEHAUF CORPORATION,
            MARYLAND SHIPBUILDING & DRYDOCK COMPANY,
                         THE MERCER CO.,
                 FRUEHAUF INTERNATIONAL LIMITED,
             DEUTSCHE-FRUEHAUF HOLDING CORPORATION,
                  JACKSONVILLE SHIPYARDS, INC.,
                       M.J. HOLDINGS INC.,
                               and
                       E.L. DEVICES, INC.

             each as Debtor and Debtor in Possession

                          as Borrowers

                               and

                      BANK OF AMERICA NT&SA

                             as Bank

                        TABLE OF CONTENTS

1.   DEFINITIONS; RULES OF CONSTRUCTION. . . . . . . .  1
     1.1  Definitions. . . . . . . . . . . . . . . . .  1
     1.2  Undefined Terms. . . . . . . . . . . . . . . 16
     1.3  Matters of Construction. . . . . . . . . . . 16

2.   LOAN AND TERMS OF PAYMENT . . . . . . . . . . . . 16
     2.1  Loan . . . . . . . . . . . . . . . . . . . . 16
     2.2  Reliance on Notices; Appointment of FTC. . . 17
     2.3  Prepayment . . . . . . . . . . . . . . . . . 17
     2.4  Use of Proceeds. . . . . . . . . . . . . . . 18
     2.5  Interest Rate, Payments and Calculations . . 18
     2.6  Payments; Application of Collections . . . . 19
     2.7  Statements of Obligations. . . . . . . . . . 19
     2.8  Fees . . . . . . . . . . . . . . . . . . . . 19
     2.9  Capital Adequacy; Increased Costs. . . . . . 20
     2.10 Priority of Obligations and Bank's Liens . . 20

3.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . 21
     3.1  Conditions to Initial Advance. . . . . . . . 21
     3.2  Further Conditions to Each Loan. . . . . . . 22

4.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 23
     4.1  Corporate Existence; Compliance with Law . . 23
     4.2  Executive Offices; Collateral Locations; FEIN.23
     4.3  Corporate Power, Authorization, Enforceable
          Obligations. . . . . . . . . . . . . . . . . 24
     4.4  Monthly Forecast . . . . . . . . . . . . . . 24
     4.5  Material Adverse Effect. . . . . . . . . . . 24
     4.6  Ownership of Property; Liens . . . . . . . . 24
     4.7  Labor Matters. . . . . . . . . . . . . . . . 25
     4.8  Ventures, Subsidiaries and Affiliates;
Outstanding
          Stock and Indebtedness . . . . . . . . . . . 25
     4.9  Government Regulation. . . . . . . . . . . . 26
     4.10 Employee Benefits. . . . . . . . . . . . . . 26
     4.11 Environmental Condition. . . . . . . . . . . 27
     4.12 Margin Regulations . . . . . . . . . . . . . 27
     4.13 No Litigation. . . . . . . . . . . . . . . . 27
     4.14 Brokers. . . . . . . . . . . . . . . . . . . 28
     4.15 Intellectual Property. . . . . . . . . . . . 28
     4.16 Full Disclosure. . . . . . . . . . . . . . . 28
     4.17 Insurance. . . . . . . . . . . . . . . . . . 28
     4.18 Deposit Accounts . . . . . . . . . . . . . . 28

5.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . 29
     5.1  Reporting Requirements . . . . . . . . . . . 29
     5.2  Maintenance of Existence . . . . . . . . . . 30
     5.3  Payment of Obligations . . . . . . . . . . . 30
     5.4  Books and Records. . . . . . . . . . . . . . 31
     5.5  Insurance. . . . . . . . . . . . . . . . . . 31
     5.6  Compliance with Laws . . . . . . . . . . . . 31
     5.7  Intellectual Property. . . . . . . . . . . . 31
     5.8  Environmental Matters. . . . . . . . . . . . 31
     5.9  Registration of Wabash Stock . . . . . . . . 32
     5.10 Further Assurances . . . . . . . . . . . . . 32

6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . 32
     6.1  Mergers, Subsidiaries, Etc . . . . . . . . . 32
     6.2  Investments; Loans and Advances. .. . . . . . 32
     6.3  Indebtedness . . . . . . . . . . .. . . . . . 32
     6.4  Employee Loans and Affiliate Transactions.  . 33
     6.5  Capital Structure and Business . .. . . . . . 33
     6.6  Guaranteed Indebtedness. . . . . .  . . . . . 33
     6.7  Liens. . . . . . . . . . . . . .  . . . . . . 33
     6.8  Sale of Stock and Assets . . . .  . . . . . . 33
     6.9  ERISA. . . . . . . . . . . . . . . .  . . . . 34
     6.10 Hazardous Materials. . . . . . .. . . . . . . 34
     6.11 Cancellation of Indebtedness . . . .. . . . . 34
     6.12 Restricted Payments. . . . . . . . .. . . . . 34
     6.13 Change of Corporate Name or Location; Change of
          Fiscal Year. . . . . . . . . . . .. . . . . . 34
     6.14 Leases . . . . . . . . . . . . .. . . . . . . 35
     6.15 Prepetition Indebtedness . . . . .. . . . . . 35
     6.16 Application to the Court . . . . . .. . . . . 35

7.   TERM. . . . . . . . . . . . . . . . . . .  . . . . 35

8.   EVENTS OF DEFAULT; REMEDIES . . . . . .. . . . . . 36
     8.1  Events of Default. . . . . . . .. . . . . . . 36
     8.2  Remedies . . . . . . . . . . . .. . . . . . . 38
     8.3  Waivers by Borrowers . . . . . .. . . . . . . 38
     8.4  Remedies Cumulative. . . .. . . . . . . . . . 38
     8.5  Bank's Liability for Collateral. .. . . . . . 38

9.   INDEMNIFICATION; FEES AND EXPENSES. . . .. . . . . 39

10.  NOTICES . . . . . . . . . . . . . .. . . . . . . . 41

11.  MISCELLANEOUS . . . . . . . . . . . .. . . . . . . 42
     11.1 Effectiveness. . . . . . . . . .. . . . . . . 42
     11.2 Successors and Assigns . . . . . .. . . . . . 42
     11.3 Section Headings . . . . . . . . .. . . . . . 42
     11.4 Interpretation . . . . . . . . . .. . . . . . 42
     11.5 Severability of Provisions . . . . .. . . . . 43
     11.6 Amendments in Writing. . . . . . . .. . . . . 43
     11.7 Counterparts . . . . . . . . . . . .. . . . . 43
     11.8 Integration. . . . . . . . . . . . .. . . . . 43
     11.9 Parties Including Trustees; Bankruptcy Court
          Proceedings. . . . . . . . . . . . .. . . . . 43
     11.10  Additional Waivers by Borrowers. .. . . . . 43
     11.11  CHOICE OF LAW AND VENUE. . . . . .. . . . . 45
     11.12  JURY TRIAL WAIVER. . . . . . . . .. . . . . 46

                     EXHIBITS AND SCHEDULES


     Exhibit A       -    Form of Interim Order
     Exhibit B       -    Form of Notice of Revolving
                               Advance
     Exhibit C       -    Terms of Wabash Preferred Stock


     Schedule 1.1    -    Permitted Liens
     Schedule 3.1    -    Schedule of Documents
     Schedule 4.2    -    Borrower Locations; FEIN
     Schedule 4.6    -    Real Estate
     Schedule 4.7    -    Labor Matters
     Schedule 4.8    -    Affiliate Matters; Outstanding
                               Stock and Indebtedness
     Schedule 4.10   -    Employee Benefits
     Schedule 4.11   -    Environmental Matters
     Schedule 4.13   -    Litigation
     Schedule 4.15   -    Intellectual Property
     Schedule 4.18   -    Deposit Accounts

     THIS DEBTOR IN POSSESSION LOAN AGREEMENT
("Agreement") is entered into as of April 16, 1997 among BANK OF AMERICA NT&SA ("Bank"), and FRUEHAUF TRAILER
CORPORATION, a Delaware corporation, FGR, INC., a Michigan corporation, FRUEHAUF CORPORATION, a Delaware corporation, MARYLAND SHIPBUILDING & DRYDOCK COMPANY, a Maryland corporation, THE MERCER CO., a Delaware corporation,
FRUEHAUF INTERNATIONAL LIMITED, a Delaware corporation,
DEUTSCHE-FRUEHAUF HOLDING CORPORATION, a Delaware corporation, JACKSONVILLE SHIPYARDS, INC., a Florida corporation, M.J. HOLDINGS INC., an Ohio corporation, and E.L. DEVICES, INC., a Florida corporation, each as debtor and debtor in possession (each, a "Borrower," and collectively, "Borrowers"), with respect to the following facts:

                            RECITALS

     A. On October 7, 1996 (the "Petition Date"), Borrowers commenced chapter 11 cases numbered 96-1563
(PJW) through 96-1572 (PJW), respectively (each, a
"Chapter 11 Case," and collectively, the "Chapter 11 Cases"), by filing voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of
Delaware (the "Bankruptcy Court"). Each Borrower continues to operate its business and manage its properties as a debtor and debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     B. Borrowers have requested that Bank provide a senior secured superpriority revolving credit facility of up to $12,500,000. Borrowers intend to utilize such facility to repay a portion of the senior secured indebtedness owing to Madeleine, L.L.C. in the Chapter 11
Cases and to fund their respective general and corporate working capital requirements during the pendency of the Chapter 11 Cases.

     C. Bank is willing to extend such postpetition loans to Borrowers in accordance with and on the terms and conditions set forth herein.

                            AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS; RULES OF CONSTRUCTION

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

          "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations
(other than forms of obligations evidenced by Chattel
Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services;
(iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction
(whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respected to any of the foregoing.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.
For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Debtor in Possession Loan
Agreement and all extensions, riders, exhibits, schedules, supplements, notes, amendments and modifications to or in connection herewith.

          "Avoidance Actions" means any and all rights of any Borrower or a subsequent chapter 11 or chapter 7 trustee to recover property and to avoid liens or other property interests under the Bankruptcy Code and all property interests recovered or obtained thereby under Sections 544 through 550, inclusive, of the Bankruptcy
Code.

          "Bank" has the meaning set forth in the preamble to this Agreement.

          "Bankruptcy Code" has the meaning set forth in the Recitals of this Agreement.

          "Bankruptcy Court" has the meaning set forth in the Recitals of this Agreement.

          "Bankruptcy Rules" means the Federal Rules of
Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

          "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

          "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal, or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than any such lease as to which such Person is the lessor.

          "Carve Out" means, as of the date any
determination thereof is to be made, an amount equal at such time to the sum of, and used for the payment of (i) any unpaid fees payable pursuant to 28 U.S.C. Section 1930 and any unpaid fees payable to the Clerk of the Bankruptcy
Court or the United States Trustee, and (ii) any allowed and unpaid fees and disbursements incurred by the professionals retained pursuant to Bankruptcy Code Section
327 or 1103(a) by Borrowers and the Creditors' Committee, and the reasonable fees and expenses of each of the Trustee and counsel to the Noteholder Committee, so long as the aggregate amount for all such fees and disbursements under this clause (ii) does not exceed Two Million Two Hundred Thousand Dollars
($2,200,000); provided, that (A) the allowed and unpaid fees and expenses covered by this clause (ii) shall not include any fees and disbursements incurred by any professional or party in interest in the Chapter 11 Cases in connection with investigating or asserting any claims, proceedings or causes of action of any kind or nature against Bank, the senior noteholders holding Prepetition
Subordinated Debt, or the Trustee (and no proceeds of the Loan shall be used for any such purpose); and (B) the "Carve Out" shall not apply prospectively with respect to such claims that first arise following (1) conversion of any Chapter 11 Case to a proceeding under chapter 7 of the Bankruptcy Code, (2) appointment of a trustee in any Chapter 11 Case, (3) dismissal of any Chapter 11 Case, or
(4) Bank's commencement of foreclosure or disposition of any Collateral after an Event of Default that does not generate proceeds sufficient to indefeasibly pay the Obligations in full.

          "Cash Collateral" means "cash collateral," as that phrase is defined in Section 363(a) of the Bankruptcy
Code.

          "Chapter 11 Case" and "Chapter 11 Cases" have the respective meanings assigned to them in the Recitals of this Agreement.

          "Charges" means all federal, state, county, city, municipal, local, foreign, or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims, or encumbrances upon or relating to (i) the Collateral,
(ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Borrower, (iv) any Borrower's ownership or use of any properties or other assets, or (v) any other aspect of any Borrower's business.

          "Chattel Paper" means all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

          "Closing Date" means the Business Day upon which all of the conditions precedent set forth in Section 3 are satisfied or waived in writing by Bank and Bank makes the initial revolving advance hereunder.

          "Code" means the Uniform Commercial Code as the same may from time to time be enacted and in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any Collateral is governed by the Uniform
Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the Pledge and Security Agreement and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Bank to secure the Obligations.

          "Collection Account" means Bank's account at:

               Bank of America NT&SA
               1850 Gateway Boulevard
               Concord, California  94520
               Fed Routing (ABA) #1210-00358
               Incoming Wire Transfer #12331-83980
               Attention:  Liz Taylor (510) 675-8243
               Reference Account:  Fruehauf Trailer
                                   Corporation

          "Commitment Letter" means that certain
commitment letter between Bank and FTC dated March 19, 1997.

          "Contracts" means all the contracts,
undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Conversion Price" has the meaning ascribed to such term in Section 5 of Exhibit C.

          "Conversion Shares" is determined as of any particular day, as follows: First, add Fifty Dollars
($50.00) plus the amount of any dividend accrued on a share of Wabash Preferred Stock as of such date; Second, multiply such sum by the number of shares of Wabash
Preferred Stock then owned by FTC and pledged to Bank as of such date; Third, divide such remainder by the Conversion Price. Expressed as a formula:

($50.00 + accrued dividends) x No. of Shares of Wabash
                               Preferred Stock
------------------------------------------------------
                        Conversion Price

          "Creditors' Committee" means the official committee of unsecured creditors appointed in the Chapter
11 Cases.

          "Default" means an event, condition, or default which with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

          "Dollars" and "$" mean and refer to United
States dollars or such coin or currency of the United
States as at the time of payment shall be legal tender for payment of public and private debts in the United States.

          "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). The term
"Environmental Laws" includes the Comprehensive
Environmental Response, Compensation, and Liability Act of
1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the
Hazardous Materials Transportation Authorization Act of
1994 (49 U.S.C. Section 5101 et seq.); the Federal
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
Section 136 et seq.); the Solid Waste Disposal Act (42
U.S.C. Section 6901 et seq.); the Toxic Substance Control
Act (15 U.S.C. Section 2601 et seq.); the Clean Air Act
(42 U.S.C. Section 7401 et seq.); the Federal Water
Pollution Control Act (33 U.S.C. Section 1251 et seq.);
the Occupational Safety and Health Act (29 U.S.C. Section
651 et seq.); and the Safe Drinking Water Act (42 U.S.C.
Section 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means all
liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

          "ERISA" means the Employee Retirement Income
Security Act of 1974.

          "ERISA Affiliate" means any trade or business
(whether or not incorporated) which, within the meaning of
Section 414 of the IRC, is: (i) under common control with any Borrower; (ii) treated, together with any Borrower, as a single employer; (iii) treated as a member of an affiliated service group of which any Borrower is also treated as a member; or (iv) is otherwise aggregated with any Borrower for purposes of the employee benefits requirements listed in IRC Section 414(m)(4).

          "ERISA Event" means any one or more of the following: (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (ii) a Prohibited
Transaction with respect to any Plan; (iii) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the complete or partial withdrawal of any Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section
4001(a)(2) of ERISA; (v) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, any Borrower or any ERISA
Affiliate is required to make; (vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under Section
4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and (ix) a violation of the applicable requirements of Sections 404 or 405 of ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary or disqualified person with respect to any Plan for which any Borrower or any ERISA
Affiliate may be directly or indirectly liable.

          "Event of Default" has the meaning set forth in
Section 8.

          "FEIN" means Federal Employer Identification
Number.

          "Final Order" means the order of the Bankruptcy
Court entered in the Chapter 11 Cases after a final hearing pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001, satisfactory in form and substance to Bank, and from which no appeal has been timely filed, or if timely filed, no stay pending appeal shall have been granted, together with all extensions, modifications and amendments thereto, authorizing each Borrower to obtain credit, incur indebtedness, and grant liens under this Agreement and the other Loan Documents and providing for the superpriority of Bank's claims, all as set forth in such order.

          "Forecast" means the monthly projected forecast of receipts and disbursements for Borrowers for the period from the end of the last calendar month prior to the Closing Date through December 31, 1997 and delivered to
Bank under Item 1.1 of the Schedule of Documents.

          "FTC" means Fruehauf Trailer Corporation, a
Delaware corporation, as debtor and debtor in possession.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United
States, consistently applied.

          "General Intangibles" means all "general intangibles,"as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual
Property, interests in partnerships, joint ventures and other business associations, permits, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

          "Goods" means all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, and other tangible personal property.

          "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation
("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.
The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed
Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness;
or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Hazardous Materials" means all or any of the following: (i) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulationintended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (ii) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; and
(iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

          "Indebtedness" means: (i) all obligations of any Borrower for borrowed money; (ii) all obligations of any Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of any Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (iii) all obligations of any Borrower under Capital Leases; (iv) all obligations or liabilities of others secured by a lien or security interest on any property or asset of any Borrower, irrespective of whether such obligation or liability is assumed; and (v) any obligation of any Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

          "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, patents, copyrights and trademarks.

          "Interim Order" shall mean the interim order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extensions, modifications and amendments thereto, satisfactory in form and substance to Bank, authorizing, on an interim basis, each Borrower to execute and perform under the terms of the Agreement and the other Loan
Documents, substantially in the form of Exhibit A.

          "Inventory" means all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

          "Investment Property" means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements, including the rights to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts; (iv) all commodity contracts; and (v) all commodity accounts.

          "IRC" means the Internal Revenue Code of 1986.

          "License" means mean any copyright license, patent license, trademark license or other license of rights or interests now held or hereafter acquired by any Person.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Loan" means the outstanding amount of revolving credit advances hereunder with interest thereon as prescribed in Section 2.5.

          "Loan Documents" means this Agreement, the Pledge and Security Agreement, the Interim Order, the
Final Order, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Madeleine" means Madeleine, L.L.C., a Delaware limited liability company.

          "Madeleine Facility" means the $55,000,000 postpetition financing facility provided to Borrowers by Madeleine pursuant to a credit agreement dated October 9, 1996 and approved by the Bankruptcy Court on a final basis on November 5, 1996.

          "Market Value" means, as of any particular day, the sum of (i) the closing share price for a share of common Stock of Wabash on the immediately preceding day on which the New York Stock Exchange was open for trading
(the "Closing Price") multiplied by the number of shares of such common Stock of Wabash then owned by FTC and pledged to Bank, plus (ii) the Closing Price multiplied by the number of Conversion Shares as of such date, minus
(iii) $2,200,000.

          "Material Adverse Effect" means: (i) the material impairment of any Collateral or Bank's Liens on any Collateral or the priority of such Liens; or (ii) the impairment of the ability of any Borrower to perform any of its material obligations under the Loan Documents, or of Lender to enforce, the Obligations.

          "Maturity Date" has the meaning set forth in
Section 7.1.

          "Maximum Amount" means, at any time of
determination thereof, the lesser of (i) Twelve Million
Five Hundred Thousand Dollars ($12,500,000) or (ii) forty percent (40%) of the Market Value.

          "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or
Section 414 of the IRC in which employees of any Borrower or an ERISA Affiliate participate or to which any Borrower or any ERISA Affiliate contribute or are required to contribute.

          "Noteholder Committee" means the unofficial committee of senior noteholders holding Prepetition
Subordinated Debt.

          "Obligations" means all loans, advances, debts, principal, interest, premiums, liabilities (including all amounts charged to Borrowers' loan account as joint and several obligors pursuant to any agreement authorizing
Bank to charge Borrowers' loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by any Borrower to Bank of any kind and description
(whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or pursuant to any other agreement between Bank and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that Bank may have obtained by assignment or otherwise, and further including all interest not paid when due and all expenses incurred by Bank that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "PBGC" means the Pension Benefit Guaranty
Corporation as defined in Title IV of ERISA, or any successor thereto.

          "Permitted Liens" means: (i) liens and security interests held by Bank; (ii) liens for unpaid taxes that are not yet due and payable; (iii) liens and security interests set forth in Schedule 1.1; (iv) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto; (v) obligations and duties as lessee under any lease existing on the date of this Agreement; and (vi) mechanics', materialmen's, warehousemen's, or similar liens that arise by operation of law.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, limited liability companies, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Petition Date" has the meaning set forth in the Recitals of this Agreement.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any ERISA Affiliate sponsors or maintains or to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

          "Pledge and Security Agreement" means the Pledge and Security Agreement of even date herewith made by each Borrower in favor of Bank.

          "Prepetition Indebtedness" shall mean all
Indebtedness of any Borrower incurred or assumed prior to the Petition Date, including the Prepetition Subordinated
Debt.

          "Prepetition Subordinated Debt" means the indebtedness evidenced by that certain Indenture dated as of May 1, 1995, as amended on June 21, 1996, between
Fruehauf Trailer Corporation and Trustee, pursuant to which Fruehauf Trailer Corporation issued its 14.75%
Senior Secured Notes due 2002 in an aggregate initial principal amount of $74,117,000.

          "Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of any Borrower against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license; (iv) any recoveries by any Borrower against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

          "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) or (d) of the IRC which is not exempt by reason of Section 4975(c) of the IRC.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401 (a) of the IRC which any Borrower or any ERISA Affiliate sponsors, maintains, or to which any such person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Reference Rate" means the variable per annum rate of interest most recently announced by Bank in San
Francisco, California as its "reference rate," irrespective of whether such announced rate is the best rate available from Bank to its customers.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous
Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Reportable Event" means any event described in
Section 4043 (other than Subsections (c)(7), (9), and
(11)) of ERISA for which notice to the Pension Benefit
Guaranty Corporation is not waived.

          "Restricted Payment" means (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's
Stock, (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly,
(iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission;
(v) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person;
and (vi) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

          "Stock" means all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange
Commission under the Securities Exchange Act of 1934).

          "Subsidiary" means any corporation, association, partnership, joint venture, or other business entity of which an Obligor, directly or indirectly, owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency.

          "Trustee" means IBJ Schroder Bank & Trust
Company.

          "Unfunded Benefit Liability" means the excess of a Plan's benefit liabilities (as defined in Section
4001(a)(16) of ERISA) over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the IRC for the applicable plan year.

          "Wabash" means Wabash National Corporation, a
Delaware corporation.

          "Wabash Common Stock" means the 1,000,000 shares of the common Stock issued by Wabash to FTC in connection with the closing of the Wabash Purchase Agreement (and any other securities issued in connection with such common
Stock) and pledged by FTC to Bank.

          "Wabash Preferred Stock" means the Series A
Cumulative 6% Convertible Exchangeable Preferred Stock further described in Exhibit C and issued by Wabash to FTC in connection with the closing of the Wabash Purchase
Agreement (and any other securities issued in connection with such preferred Stock) and pledged by FTC to Bank.

          "Wabash Purchase Agreement" means that certain
Purchase Agreement dated March 13, 1997, as amended, between FTC and Wabash.

          "Wabash Stock" collectively means the Wabash
Common Stock and the Wabash Preferred Stock.

     1.2 Undefined Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of California to the extent the same are used or defined therein.

     1.3 Matters of Construction. Unless otherwise specified, references in this Agreement to an Exhibit, Schedule, Recital, Section, subsection or clause refer to such Exhibit, Recital, Schedule Section, subsection or clause as attached to or contained in this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Exhibit or Schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words
"without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.


2.   LOAN AND TERMS OF PAYMENT

     2.1  Loan.

          (a) Subject to the terms and conditions hereof, Bank agrees to make available from time to time from the Closing Date until the Maturity Date revolving credit advances to Borrowers in an aggregate amount at any one time outstanding not to exceed the Maximum Amount.
Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(a); provided, that each such revolving credit advance shall be in integral multiples of Five Hundred Thousand Dollars ($500,000). Each such revolving credit advance (other than revolving credit advances made by Bank in accordance with Section 2.5(b)) shall be made on notice by FTC on behalf of Borrowers to Bank given no later than 5:00 p.m. (California time) on the Business Day prior to the proposed advance. Each such notice (a "Notice of Revolving Advance") must be given in writing (by facsimile or overnight courier) substantially in the form of Exhibit B, and shall include the information required in such Exhibit and such other information as may be required by Bank.

          (b) The entire unpaid balance of the Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date.

     2.2 Reliance on Notices; Appointment of FTC. Bank shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Advance or similar notice believed by Bank to be genuine. Bank may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Bank has actual knowledge to the contrary. Each Borrower hereby designates FTC as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Advances, giving instructions with respect to the disbursement of the proceeds of the Loan, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. FTC hereby accepts such appointment. Bank may regard any notice or other communication pursuant to any Loan Document from FTC as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to FTC on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by FTC shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

     2.3  Prepayment.

          (a) Voluntary Prepayments. Borrowers may at any time prepay the Loan on any Business Day in whole or in part (in integral multiples of Five Hundred Thousand
Dollars ($500,000)) without premium or penalty.

          (b) Mandatory Prepayments. If as of the end of any Business Day a Prepayment Excess (as defined below) exists, then Borrowers shall by the end of the following
Business Day either (i) repay the Loan to the extent required to eliminate such Prepayment Excess, or (ii) deliver to Bank evidence satisfactory to Bank that (A)
Borrowers have caused the sale of Collateral generating cash proceeds in an amount sufficient to eliminate such Prepayment Excess and (B) such proceeds are being delivered directly to the Collection Account.

               For purposes of this Section 2.3(b),
"Prepayment Excess" means, for any Business Day, the amount by which the Loan exceeds the lesser of (a) Twelve
Million Five Hundred Thousand Dollars ($12,500,000) or (b)
(i) forty two and one-half percent (42.5%) multiplied by
(ii) the Market Value; provided, that if a Prepayment
Excess has continued for two or more consecutive
Business Days, then the Prepayment Excess, if any, for the next succeeding Business Day shall be determined by adjusting the percentage rate set forth in clause (b)(i) of this definition to forty percent (40.0%).

     2.4  Use of Proceeds.   Borrowers shall utilize the
proceeds of the Loan for the repayment of a portion of the Madeleine Facility, the payment of costs and expenses of the transactions contemplated by this Agreement that are payable by Borrowers, and for other general and corporate working capital purposes permitted by the terms of this Agreement, the other Loan Documents, the Bankruptcy Code and the Bankruptcy Court; provided, that no portion of the Loan shall be used, directly or indirectly: (a) to finance or make any Restricted Payment, (b) to pay any fees or similar amounts payable to any Person who has proposed or may propose to purchase interests in any Borrower or otherwise has proposed or may propose to invest in any Borrower (including so-called "topping fees," "exit fees" and similar amounts), or (c) to make any distribution under a plan of reorganization in any Chapter 11 Case.

     2.5  Interest Rate, Payments and Calculations.

          (a) All outstanding revolving loans (including loans made by Bank in accordance with Section 2.5(b)) shall bear interest at a per annum rate equal to the Reference Rate plus one and one-half percent (1.50%);
provided, that from and after the occurrence and during the continuance of an Event of Default, such revolving loans shall bear interest at a per annum rate equal to the Reference Rate plus three and three-quarters percent
(3.75%).

          (b)  Interest hereunder shall be due and
payable, in arrears, on the first day of each month and on the Maturity Date. Borrowers hereby authorize Bank, at its option, without prior notice to any Borrower, to charge such interest, all reimbursable expenses (as and when incurred), and all installments or other payments due under any Loan Document to Borrowers' loan account as a revolving loan (even if such revolving loan would cause the Loan to exceed the Maximum Amount), which amounts thereafter shall accrue interest at the rate then applicable hereunder.

          (c) In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          (d)  In no event shall the interest rate or
rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and Bank, in executing this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be jointly and severally liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.6 Payments; Application of Collections. For purposes of computing interest and fees and determining borrowing availability as of any date, all payments shall be deemed received by Bank upon (i) receipt of immediately available funds therefor in the Collection Account prior to 3:00 p.m. (California time) on any Business Day, and
(ii) notice thereof to Bank by Borrowers. Payments in immediately available funds received in the Collection
Account after 3:00 p.m. (California time) on any Business
Day shall be deemed to have been received by Bank on the next succeeding Business Day.

     2.7 Statements of Obligations. Bank shall render statements to Borrowers of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Bank unless, within thirty (30) days after receipt thereof by Borrowers, FTC shall deliver to Bank by registered or certified mail at its address specified in Section 10, written objection thereto describing the error or errors contained in any such statements.

     2.8 Fees. Borrowers shall pay to Bank the following fees:

          (a)  Closing Fee.  On the Closing Date, a
closing fee in the amount of $156,250, against which shall be credited the prior payment of the $100,000 commitment fee pursuant to the Commitment Letter.

          (b)  Unused Line Fee.  In arrears, on the first
Business Day of each month and on the Maturity Date, a fee for Borrowers' non-use of available funds an amount equal to one-half percent (.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) $12,500,000 and (y) the average of the daily closing balance of the Loan during the previous month.

     2.9  Capital Adequacy; Increased Costs.

          (a)  If Bank shall have determined that the
adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Bank with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Bank and thereby reducing the rate of return on Bank's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Bank pay to Bank additional amounts sufficient to compensate Bank for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Bank to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Bank of agreeing to make or making, funding or maintaining the Loan, then Borrowers shall from time to time, upon demand by Bank pay to Bank additional amounts sufficient to compensate Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers by Bank shall be conclusive and binding on Borrowers for all purposes, absent manifest error.

     2.10 Priority of Obligations and Bank's Liens.

          (a)  Bank's Liens on the Collateral are and
shall be of first priority, subject to no exceptions other than the payment of the Carve Out as described in Section
2.10(c).  The Liens granted to Bank under the Loan
Documents shall at all times be senior to the rights of each Borrower and any successor trustee or estate representative in such Borrower's Chapter 11 Case or any subsequent case or proceedings under the Bankruptcy
Code. Further, any Lien on the Collateral that is avoided or otherwise preserved for the benefit of any Borrower's estate under Section 551 of the Bankruptcy Code shall be subordinate to Bank's Liens on the Collateral.

          (b) The Obligations shall have administrative priority equivalent to a claim under Section 364(c)(1) of the Bankruptcy Code. Subject to the payment of the Carve
Out as described in Section 2.10(c), such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c),
507(a), 507(b), 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of each Borrower, each Borrower's estate, and any successor trustee or estate representative in the Chapter
11 Case or any subsequent proceedings or case under the Bankruptcy Code.

          (c)  In the event of a liquidation of the Wabash
Stock by Bank in accordance with Section 8.2, Bank shall, at the conclusion of the liquidation proceedings conducted by Bank, deliver to Borrowers the amount certified by Borrowers in writing to be the amount of the Carve Out as of such time, which amount will include a reasonable estimate of the unbilled fees and disbursements otherwise covered by the Carve Out and based upon the Forecast and such other information available to Borrowers and provided to Bank.


3.   CONDITIONS PRECEDENT

     3.1 Conditions to Initial Advance. Bank shall not be obligated to make the initial revolving credit advance or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Bank's sole discretion, or waived in writing by Bank:

          (a) Loan Documents. This Agreement shall have been duly executed by, and delivered to, each Borrower and Bank; and Bank shall have received such documents, instruments, agreements and legal opinions as Bank shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Schedule of Documents attached hereto as Schedule 3.1, each in form and substance satisfactory to Bank.

          (b) Governmental Approvals. Bank shall have received (i) satisfactory evidence that each Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents, or (ii) an officer's certificate in form and substance satisfactory to Bank affirming that no such consents or approvals are required.

          (c)  Payment of Fees. Borrowers shall have
authorized Bank to charge the loan account for all fees required to be paid to Bank on the Closing Date and all other costs and expenses of Bank presented to Borrowers as of the Closing Date.

          (d) Compliance with Laws. Each Borrower shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations.

          (e) Closing of Wabash Purchase. Prior to or concurrently with the making of the initial revolving credit advance hereunder, the "Closing Date" under and as defined in the Wabash Purchase Agreement shall have occurred, and Wabash shall have delivered to FTC all of the documents referred to in Section 3.3 of the Wabash
Purchase Agreement.

          (f) Repayment of Madeleine Facility. Prior to or concurrently with the making of the initial revolving credit advance hereunder, all amounts outstanding under the Madeleine Facility shall have been paid in full, and all Liens securing Borrowers' obligations thereunder shall have been extinguished or released by Madeleine.

     3.2 Further Conditions to Each Loan. Bank shall not be obligated to fund any revolving credit advance, including the initial advance made on the Closing Date, if, as of the date thereof:

          (a)  any representation or warranty by any
Borrower contained herein or in any of the other Loan
Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

          (b) except as occasioned by the commencement of the Chapter 11 Cases and the actions, proceedings, investigations and other matters related thereto, any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

          (c) any Default or Event of Default shall have occurred and be continuing or would result after giving effect to the revolving credit advance; or

          (d)  Bank shall not have received a fully
completed Notice of Revolving Advance with respect to such requested advance; or

          (e) (i) The Bankruptcy Court shall not have entered the Interim Order following the expiration of the notice period required under Bankruptcy Rule 4001; (ii) the Bankruptcy Court shall not have entered the Final
Order following the later of (A) the expiration of the notice period required under Bankruptcy Rule 4001 and (B) the expiration of the Interim Order; and (iii) the Interim
Order or the Final Order, as the case may be, shall have been vacated or reversed, or modified or amended without Bank's consent, and an appeal of such order shall have been timely filed and, if such an appeal has been taken, a stay of such order pending appeal shall be presently effective; or

          (f) after giving effect to any revolving credit advance, the Loan would exceed (i) the Maximum Amount, or
(ii) the amount then authorized by the Interim Order or the Final Order, as applicable.

The request and acceptance by any Borrower of the proceeds of any revolving credit advance shall be deemed to constitute, as of the date of such request or acceptance,
(i) a representation and warranty by Borrowers that the conditions in this Section 3.2 have been satisfied, and
(ii) a reaffirmation by Borrowers of the provisions set forth in Section 11.10 and of the granting and continuance of Bank's Liens pursuant to the Loan Documents.


4.   REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to Bank as follows:

     4.1  Corporate Existence; Compliance with Law.  Each
Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;
(c) subject to compliance with any applicable provisions of the Bankruptcy Code, has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted;
(d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect.

     4.2  Executive Offices; Collateral Locations; FEIN.
As of the Closing Date (after giving effect to the consummation of the transactions under the Wabash Purchase
Agreement), the current location of each Borrower's chief executive office, principal place of business and locations of any Collateral is set forth in Schedule 4.2.
In addition, Schedule 4.2 lists the FEIN of each Borrower.

     4.3  Corporate Power, Authorization, Enforceable
Obligations. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Borrower's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) have been, or by the Closing Date will be, duly authorized by the Bankruptcy Court; (d) do not contravene any provision of such Borrower's charter or bylaws; (e) subject to approval by the Bankruptcy Court, do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (f) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which such Borrower or any of its property is bound; (g) do not result in the creation or imposition of any Lien upon any of the property of such Borrower other than those in favor of Bank pursuant to the Loan Documents; and (h) do not require the consent or approval of any Governmental
Authority or any other Person, except for the Bankruptcy
Court. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Borrower thereto and, subject to the entry of the Interim Order or the Final Order, as the case may be, each such Loan Document shall then constitute a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms.

     4.4 Monthly Forecast. The Forecast has been prepared by Borrowers based upon the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the information projected therein for the period set forth therein.

     4.5 Material Adverse Effect. No event has occurred and no circumstance exists, which alone or together with other events or circumstances, could reasonably be expected to have a Material Adverse Effect.

     4.6  Ownership of Property; Liens.  As of the Closing
Date (after giving effect to the consummation of the transactions under the Wabash Purchase Agreement), the real estate ("Real Estate") listed in Schedule 4.6 constitutes all of the real property owned, leased, subleased, or used by any Borrower. Each Borrower owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 4.6. Schedule 4.6 further describes any Real Estate with respect to which any Borrower is a lessor, sublessor or assignor as of the Closing Date.
Each Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date (after giving effect to the consummation of the transactions under the Wabash Purchase Agreement), none of the properties and assets of any Borrower are subject to any Liens other than Permitted Liens and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Liens.

     4.7 Labor Matters. As of the Closing Date: (a) no strikes or other material labor disputes against any Borrower are pending or, to any Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of each Borrower comply with the Fair Labor
Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of such Borrower; (d) except as set forth in
Schedule 4.7, no Borrower is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement in each case covering employees of such Borrower after the Closing Date (and true and complete copies of any agreements described on Schedule 4.7 have been delivered to Bank); (e) there is no organizing activity involving any Borrower pending or, to each Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to each Borrower's knowledge, threatened with the National
Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition; and (g) except as set forth in Schedule 4.7, there are no complaints or charges against any Borrower pending or threatened to be filed with any Governmental
Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to, the employment or termination of employment by any Borrower of any individual after the Petition Date.

     4.8  Ventures, Subsidiaries and Affiliates;
Outstanding Stock and Indebtedness. Except as set forth in Schedule 4.8, no Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other
Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Borrower is owned by each of the stockholders and in the amounts set forth in Schedule 4.8. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding
Indebtedness of each Borrower as of the Closing Date is described in Section 6.3.

     4.9  Government Regulation.  No Borrower is an
"investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment
Company Act of 1940 as amended. No Borrower is subject to regulation under the Public Utility Holding Company Act of
1935, the Federal Power Act, the Interstate Commerce Act
(to the extent applicable to the transactions contemplated hereby) or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loan by Bank to Borrowers, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     4.10 Employee Benefits. Except to the extent set forth in Schedule 4.10, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC. Each Qualified Plan and Multiemployer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the IRC, and, to the best knowledge of each Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Except to the extent set forth in Schedule 4.10, there are no outstanding liabilities under Title IV of ERISA with respect to any Plan maintained or sponsored by any Borrower or any ERISA Affiliate, nor with respect to any Plan to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a Material Adverse Effect.
Except to the extent set forth in Schedule 4.10, no Plan subject to Title IV of ERISA has any Unfunded Benefit
Liability which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any
ERISA Affiliate has transferred any Unfunded Benefit
Liability to a person other than any Borrower or an ERISA
Affiliate or has otherwise engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which could reasonably be expected to have a Material
Adverse Effect.  Neither any Borrower nor any ERISA
Affiliate has incurred nor reasonably expects to incur (x) except to the extent set forth in Schedule 4.10, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (y) any other liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Plan, which could, in either event, reasonably be expected to have a Material Adverse
Effect. No application for a funding waiver or an extension of any amortization period pursuant to Section
412 of the IRC has been made with respect to any Plan.
Except to the extent set forth in Schedule 4.10, no ERISA
Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a Material Adverse Effect. Except to the extent set forth in Schedule 4.10, each Borrower and each ERISA
Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section
4980B of the IRC.

     4.11 Environmental Condition.  Except as set forth in
Schedule 4.11, (a) none of any Borrower's properties or assets has ever been used by such Borrower or, to the best of each Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous
Materials other than in accordance with applicable law in all material respects, (b) none of any Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute, (c) no material lien arising under any environmental protection statute has attached to any Collateral, and (d) no Borrower has received a summons, citation, notice, or directive from the Environmental
Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

     4.12 Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Borrower owns any Margin
Stock (except for the Wabash Stock), and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any portion of the Loan or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Borrower will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     4.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to each Borrower's knowledge, threatened against any Borrower, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators
(collectively, "Litigation"), (a) which challenges any Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan
Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Borrower and which, if so determined, could have a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 4.13, there is no Litigation pending or threatened which seeks damages in excess of $1,000,000 or injunctive relief or alleges criminal misconduct of any Borrower.

     4.14 Brokers. No broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the Loan and no Borrower has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     4.15 Intellectual Property.  As of the Closing Date
(after giving effect to the consummation of the transactions under the Wabash Purchase Agreement), each Borrower owns or has rights to use all Intellectual
Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, trademark, copyright and license is listed, together with application or registration numbers, as applicable, in Schedule 4.15.
Each Borrower conducts its business and affairs without infringement of or interference with any Intellectual
Property of any other Person.

     4.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Borrower to Bank pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4.17 Insurance.   Borrowers have liability and other
insurance appropriate to the businesses currently being conducted by Borrowers.

     4.18 Deposit Accounts. Schedule 4.18 lists all banks and other financial institutions at which each Borrower maintains deposits and/or other accounts as of the Closing
Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

5.   AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that until full and final payment of the Obligations, and unless Bank shall otherwise consent in writing:

     5.1 Reporting Requirements. Such Borrower shall deliver the following to Bank:

          (a)  As soon as available, but in any event
within ten (10) days after the end of each calendar month, a report showing actual cash receipts and disbursements of Borrowers for the previous month and showing any variations from the Forecast.

          (b) On each Business Day, a certificate signed by the responsible officer of FTC setting forth, as of the end of the immediately preceding Business Day: (i) the Loan balance; (ii) the calculation set forth in clause (i) of the definition of "Market Value" hereunder with respect to the common Stock of Wabash; and (iii) the calculation set forth in clause (ii) of the definition of "Market
Value" hereunder with respect to the Convertible
Exchangeable Preferred Stock of Wabash, in each case for such preceding Business Day.

          (c)  As soon as the same are filed, any Form
10-Q Quarterly Reports, Form 10-K Annual Reports, Form 8-K
Current Reports and any other filings made by any Borrower with the Securities and Exchange Commission, if any, and any other information that is provided by any Borrower to holders of such Borrower's publicly held securities.

          (d) Promptly, and in any event no later than three (3) Business Days after the same becomes available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed on or behalf of any Borrower with the Bankruptcy
Court or the U.S. Trustee in any Chapter 11 Case, or distributed by or on behalf of any Borrower to any official committee appointed in any Chapter 11 Case
(except to the extent any such information is subject to a confidentiality agreement between any Borrower and any such committee).

          (e) Promptly, and in any event no later than three (3) Business Days after any Borrower receives the same, copies of all financial statements and other reports provided by Wabash to such Borrower and copies of all Form
10-Q Quarterly Reports, Form 10-K Annual Reports, Form 8-K
Current Reports and any other filings made by Wabash with the Securities and Exchange Commission.

          (f)  Promptly upon learning thereof, written
notice of any Litigation commenced or threatened against any Borrower that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Borrower or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Borrower, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

          (g) Immediately after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (h) Promptly upon receiving any such notices, copies of any notices with respect to or from any holder of, the Prepetition Subordinated Debt.

          (i) Such other financial and other information respecting any Borrower's business or financial condition as Bank shall, from time to time, request.

     5.2 Maintenance of Existence. Each Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises.

     5.3  Payment of Obligations.  (a)  Except as
nonpayment is permitted or payment is prohibited by the Bankruptcy Code or the Bankruptcy Court, and subject to
Section 5.3(b), each Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

          (b) Each Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described Section 5.3(a); provided, that
(i) at the time of commencement of any such contest no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be imposed to secure payment of such Charges or claims other than inchoate tax liens, (vi) such Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Bank evidence acceptable to Bank of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this Section 5.3(b) are no longer met, and (vii) Bank has not advised Borrowers in writing that Bank reasonably believes that nonpayment or nondischarge thereof could have or result in a Material
Adverse Effect.

     5.4 Books and Records. Each Borrower shall keep adequate Books and Records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP.

     5.5 Insurance. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business appropriate for the businesses then being conducted by Borrowers.

     5.6 Compliance with Laws. Except as noncompliance is permitted or compliance is prohibited by the Bankruptcy
Code or the Bankruptcy Court, each Borrower shall comply with all federal, state and local laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.7 Intellectual Property. Each Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

     5.8 Environmental Matters. Each Borrower shall and shall cause each Person within its control to: (a) except as provided in Schedule 4.11, conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; and (b) promptly forward to Bank a copy of any order, notice, request for information or any communication or report received by such Borrower in connection with any such violation or Release or any other matter relating to any Environmental
Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000, in each case whether or not the Environmental Protection Agency or any Governmental
Authority has taken or threatened any action in connection with any such violation, Release or other matter.

     5.9 Registration of Wabash Stock. Each Borrower shall provide Wabash with all materials requested by Wabash in order to effectuate the registration of the Wabash Stock as contemplated in the Wabash Purchase
Agreement.

     5.10 Further Assurances. Each Borrower shall at its cost and expense, upon request of Bank, duly execute and deliver, or cause to be duly executed and delivered, to Bank such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Bank to carry out more effectually the provisions and purposes of this Agreement or any other
Loan Document.


6.   NEGATIVE COVENANTS

     Each Borrower covenants and agrees that until full and final payment of the Obligations, and unless Bank shall otherwise consent in writing:

     6.1 Mergers, Subsidiaries, Etc. No Borrower shall directly or indirectly, by operation of law or otherwise,
(a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

     6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Borrower shall make any investment in, or make or accrue loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except, so long as Borrowers comply with
Section 345 of the Bankruptcy Code or any order of the Bankruptcy Court that provides otherwise, each Borrower may (a) hold investments in the deposit accounts set forth in Schedule 4.18, (b) maintain its existing investments in its Subsidiaries as of the Closing Date, and (c) make expense advances in the ordinary course of business to employees of such Borrower.

     6.3 Indebtedness. (a) No Borrower shall create, incur, assume or permit to exist any Indebtedness, except, to the extent not prohibited by the Bankruptcy Code: (i)
Indebtedness secured by Permitted Liens, (ii) the Loan and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) Indebtedness existing as of the Petition Date.

          (b) No Borrower shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, and (ii) Indebtedness, other than the Prepetition Subordinated Debt, secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b).

     6.4  Employee Loans and Affiliate Transactions.

          (a) No Borrower shall enter into or be a party to any transaction with any other Borrower or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower, and to the extent not prohibited by the Bankruptcy Code.

          (b) No Borrower shall enter into any lending or borrowing transaction with any employee of any Borrower.

     6.5 Capital Structure and Business. No Borrower shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loan or any of the other Obligations or could have or result in a Material
Adverse Effect, (b) make any change in its capital structure as described in Schedule 4.8, including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, or (c) amend its charter or bylaws in a manner which would adversely affect Bank or such Borrower's duty or ability to repay the Obligations.
No Borrower shall engage in any business other than the winding up of its business.

     6.6 Guaranteed Indebtedness. No Borrower shall incur any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the deposit accounts of any Borrower, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Borrower if the primary obligation is expressly permitted by this Agreement.

     6.7 Liens. No Borrower shall create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for Permitted Liens. In addition, no Borrower shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Bank as additional collateral for the Obligations.

     6.8 Sale of Stock and Assets. No Borrower shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including its capital
Stock or the capital Stock of any of its Subsidiaries
(whether in a public or a private offering or otherwise), including by sale-leaseback, synthetic lease or similar transaction, other than, to the extent not prohibited by the Bankruptcy Code: (a) the sale of Inventory in the ordinary course of business; (b) sales of Wabash Stock in order to comply with the provisions of Section 2.3(b) or as otherwise consented to in writing by Bank; and (c) other sales approved by the Bankruptcy Court, upon prior notice to Bank. With respect to any disposition of assets or other properties permitted pursuant to clause (b) above, (i) Bank shall continue to hold a Lien on the Proceeds of any such assets and properties, (ii) the Proceeds of any such assets and properties (including the Wabash Stock) shall be delivered directly to the Collection Account in immediately available funds, and
(iii) Bank hereby agrees that on reasonable prior written notice it shall release its Liens on any such assets or other properties in order to permit the applicable
Borrower to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate
UCC termination statements and other releases as reasonably requested by Borrowers.

     6.9 ERISA. Except as set forth in Schedule 4.10, no Borrower shall, or shall cause or permit any ERISA
Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

     6.10 Hazardous Materials.  Except as set forth in
Schedule 4.11, no Borrower shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental
Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real
Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

     6.11 Cancellation of Indebtedness. No Borrower shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices, or as otherwise approved by the Bankruptcy Court.

     6.12 Restricted Payments.  No Borrower shall make any
Restricted Payment.

     6.13 Change of Corporate Name or Location; Change of
Fiscal Year. No Borrower shall (a) change its corporate name, identity or corporate structure, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Bank and after Bank's written acknowledgment that any reasonable action requested by Bank in connection therewith, including to continue the perfection of any Liens in favor of Bank in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.

     6.14 Leases. No Borrower shall enter into any operating lease for Equipment or Real Estate , if the aggregate of all such operating lease payments payable in any year for Borrowers on a consolidated basis would exceed $1,000,000.

     6.15 Prepetition Indebtedness. No Borrower shall consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Prepetition Indebtedness if doing so would violate the provisions of the Bankruptcy Code or an order of the Bankruptcy Court.

     6.16 Application to the Court. No Borrower shall apply to the Bankruptcy Court for authority to take any action that is prohibited by the terms of this Agreement and the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement and the other Loan Documents.


7.   TERM

     7.1 Term. This Agreement shall become effective upon the execution and delivery hereof by each Borrower and Bank and approval by the Bankruptcy Court and shall continue in full force and effect for a term ending on the earliest to occur of (i) December 31, 1997, (ii) the date upon which the Interim Order expires, unless the Final
Order shall have been entered and become effective by such date, (iii) the effective date of a confirmed plan of reorganization for any Borrower, (iv) the date of a prepayment in full of the Loan and all other
Obligations in accordance with Section 2.3(a), and (v) the termination of this Agreement by Bank after the occurrence and during the continuation of an Event of Default (such earliest date being referred to herein as the "Maturity
Date"). On the Maturity Date, all Obligations shall immediately become due and payable without notice or demand.

     7.2 Effect of Termination. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrowers or the rights of Lender relating to any unpaid portion of the Obligations or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. In all events the provisions of Section 9 shall survive the Maturity Date.

8.   EVENTS OF DEFAULT; REMEDIES

     8.1  Events of Default.  Notwithstanding the
provisions of Section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court, the occurrence of any one or more of the following events
(regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Any Borrower fails to make any payment of principal of, or interest on, or fees or any other amounts owing in respect of, the Loan or any of the other
Obligations when due and payable.

          (b)  Any Borrower shall fail or neglect to
perform, keep or observe any of the provisions of Section
6.

          (c)  Any Borrower shall fail or neglect to
perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for fifteen (15) days or more.

          (d) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Bank by any Borrower is untrue or incorrect in any material respect as of the date when made or deemed made.

          (e) The bringing of a motion by any Borrower in the Chapter 11 Case: (i) to obtain working capital financing from any Person other than Bank under Section
364(c) or 364(d) of the Bankruptcy Code (other than with respect to a financing used, in whole or in part, to repay in full the Obligations); or (ii) to grant any Lien other than Permitted Liens upon or affecting any Collateral; or
(iii) to use Cash Collateral of Bank under Section 363(c) of the Bankruptcy Code without Bank's prior written consent; or (iv) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code; or (vi) any other action or actions adverse to Bank or its rights and remedies hereunder or their interest in the Collateral that would, individually or in the aggregate, have a Material Adverse Effect.

          (f)  The allowance of any claim or claims under
Section 506(c) of the Bankruptcy Code against or with respect to any Collateral.

          (g)  The occurrence of any postpetition
judgments, liabilities or events that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (h)  The entry by the Bankruptcy Court of an
order authorizing the appointment of an interim or permanent trustee in any Chapter 11 Case or the appointment of an examiner in any Chapter 11 Case with expanded powers to operate or manage the financial affairs, business, or reorganization of any Borrower.

          (i) The dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code.

          (j)  The entry of an order by the Bankruptcy
Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor (other than Bank) to execute upon or enforce a Lien on any Collateral if the enforcement of such Lien could reasonably be expected have a Material Adverse
Effect, or (ii) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority which could reasonably be expected to have a Material
Adverse Effect.

          (k) The modification of the Interim Order or the Final Order without Bank's prior written consent.

          (l)  The commencement of a suit or action
against Bank by or on behalf of (i) any Borrower, (ii) the Environmental Protection Agency, (iii) any state environmental protection or health and safety agency, or
(iv) any official committee in the Chapter 11 Case, which asserts a claim or seeks a legal or equitable remedy that would have the effect of subordinating the claim or Lien of Bank and, if such suit or action is commenced by any Person other than any Borrower or any Subsidiary, officer, or employee of any Borrower, it shall not have been dismissed within thirty (30) days after service thereof on Bank.

          (m) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

     8.2 Remedies. If any Event of Default shall have occurred and be continuing, Bank may by written notice to
Borrowers: (a) declare all principal of, and accrued interest on, the Loan and all other Obligations to be immediately due and payable; (b) revoke any Borrower's rights to use Cash Collateral in which Bank has an interest; and (c) upon five (5) Business Days' prior written notice to Borrowers, the official committee of unsecured creditors in the Chapter 11 Cases and the unofficial committee of senior noteholders in the Chapter
11 Cases, exercise any and all other rights and remedies under the Loan Documents and applicable law or at equity;
provided, that such five (5) Business Day period shall not apply with respect to the exercise of Bank's rights and remedies against the Wabash Stock if Bank determines in its good faith that there exists a risk of significant decrease in the value of the Wabash Stock. Pursuant to the Final Order, or if no Final Order has been entered, the Interim Order, the automatic stay of Section 362 of the Bankruptcy Code shall be modified or vacated to permit
Bank to exercise its remedies under this Agreement and the other Loan Documents, without further application or motion to, or order from, the Bankruptcy Court.

     8.3 Waivers by Borrowers. Except as otherwise provided for in this Agreement or by applicable law, each Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Bank may do in this regard, (b) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

     8.4 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

     8.5 Bank's Liability for Collateral. Bank shall use reasonable care in the custody and preservation of Collateral in its possession; provided, that in no event shall Bank be liable or responsible for: (a) the preservation of rights against third parties with respect thereto; (b) any diminution in the value thereof; or (c) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

9.   INDEMNIFICATION; FEES AND EXPENSES

     9.1 Indemnification. Each Borrower agrees to defend, indemnify, save, and hold Bank and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, including any claim of any broker or finder, (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document, and (c) any action, suit, proceeding, claim or loss suffered or incurred under or on account of any Environmental Laws or Release of any Hazardous Materials relating to any Real Estate (each, an "Indemnified
Claim"). This provision shall survive the termination of this Agreement. To the extent it so elects, Borrowers shall be entitled to assume and control the defense of any Indemnification Claim that is the subject of this paragraph with counsel of its choice reasonably satisfactory to the relevant Indemnified Person. In the event, however, that such Indemnified Person reasonably determines that (i) having common counsel would present such counsel with a conflict of interest, or (ii) there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to Borrowers or other Indemnified Persons, then such Indemnified Person shall have the right to employ separate counsel to represent it in defense of such Indemnification
Claim, and Borrowers shall pay all fees and disbursements related to such counsel to the extent such Indemnified
Person otherwise would be entitled to reimbursement pursuant to this paragraph.

     9.2  Fees and Expenses.  Borrowers shall reimburse
Bank for all reasonable fees, costs and expenses incurred by Bank in connection with the preparation of the Loan
Documents and the obtaining of approval of the Loan
Documents by the Bankruptcy Court (which expenses may include attorneys fees, including allocated costs of in-house counsel, consultant and financial advisor fees, collateral evaluation costs, including allocated costs of in-house personnel, and travel expenses), and in connection with:

          (a)  the forwarding to Borrowers or any other
Person on behalf of Borrowers by Bank of the proceeds of the Loan;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or the Obligations or advice in connection with the administration of the Loan made pursuant hereto or its rights hereunder or thereunder;

          (c)  the review of pleadings and documents
related to the Chapter 11 Cases and any subsequent chapter
7 cases, attendance at meetings related to the Chapter 11
Cases and any subsequent chapter 7 cases, and general monitoring of the Chapter 11 Cases and any subsequent chapter 7 cases;

          (d)  any litigation, contest, dispute, suit,
proceeding or action (whether instituted by Bank, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Bank by virtue of the Loan Documents;
including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loan during the pendency of one or more Events of Default;

          (e) any attempt to enforce any remedies of Bank against any or all of the Borrowers or any other Person that may be obligated to Bank by virtue of any of the Loan
Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loan during the pendency of one or more Events of Default;

          (f) any work-out or restructuring of the Loan during the pendency of one or more Events of Default;

          (g) efforts to (i) monitor the Loan or any of the other Obligations, (ii) evaluate, observe or assess any Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 9.2 shall be payable, on demand, by Borrowers to Bank. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses;
photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

10.  NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, facsimile, or telegram (with messenger delivery specified) to each Borrower or to Bank, as the case may be, at its address set forth below:

          (a)  If to any Borrower:

               Fruehauf Trailer Corporation
               111 Monument Circle, Suite 3200
               Indianapolis, Indiana  46204
               Attention:  President
               Facsimile:  (317) 630-3090

               with a copy to:

               Jones, Day, Reavis & Pogue
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio  44114
               Attention:  Richard M. Cieri, Esq.
               Facsimile:  (216) 579-0212

          (b)  If to Bank:

               Bank of America, NT&SA
               333 South Beaudry Avenue
               Los Angeles, California  90017
               Attention:  Mr. Henry Yu and Ms. Clara
                           Strand
               Facsimile:  (213) 345-9742

               with a copy to:

               Murphy, Weir & Butler
               101 California Street, 39th Floor
               San Francisco, California  94111
               Attention:  Randy Rogers, Esq.
               Facsimile:  (415) 421-7879

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section
10, other than notices by Bank in connection with Sections
9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Bank in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by facsimile or other similar method set forth above.


11.  MISCELLANEOUS

     11.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower and Bank, as authorized by the Bankruptcy Court.

     11.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release any Borrower from its Obligations. Bank may assign this Agreement and its rights and duties hereunder and no consent or approval by any Borrower is required in connection with any such assignment. Bank reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection with any such assignment or participation, Bank may disclose all documents and information which Bank now or hereafter may have relating to each Borrower or each Borrower's business. To the extent that Bank assigns its rights and obligations hereunder to a third Person, Bank thereafter shall be released from such assigned obligations to Borrowers and such assignment shall effect a novation between Borrowers and such third Person.

     11.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     11.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     11.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     11.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Bank and each Borrower.

     11.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     11.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof, including the Commitment Letter.

     11.9 Parties Including Trustees; Bankruptcy Court
Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant to any other Loan
Document shall be binding upon each Borrower, the estate of each Borrower, and any trustee or successor in interest of each Borrower in its Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code.
This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Bank and its assigns, transferees and endorsees. The security Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the conversion of any Chapter 11
Case or any other bankruptcy case of any Borrower to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the property of any Borrower or jurisdiction of the Bankruptcy Court for any reason, without the necessity that Bank file financing statements or otherwise perfect its Liens under applicable law.

     11.10  Additional Waivers by Borrowers.

          (a)  Joint and Several Obligations.  Each
Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations arising under this Agreement and the other Loan Documents owed or hereafter owing to Bank by each other Borrower. Each Borrower agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and unaffected by,

               (i)  the genuineness, validity, regularity,
     enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

              (ii)  the absence of any action to enforce
this Agreement or any other Loan Document or the waiver or consent by Bank with respect to any of the provisions hereof or thereof;

             (iii)  the existence, value or condition of,
or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Bank in respect thereof (including the release of any such security); or

              (iv)  any other action or circumstances
which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (b)  Waivers by Borrowers.  Each Borrower
expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Bank to marshal assets or to proceed in respect of the Obligations against any other Borrower any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Bank that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11.10 and such waivers, Bank would decline to enter into this
Agreement.

          (c)  Benefit of Provisions.  Each Borrower
agrees that the provisions of this Section 11.10 are for the benefit of Bank and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Bank the obligations of such other Borrower under the Loan
Documents.

          (d)  Subordination of Subrogation, Etc.
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this waiver is intended to benefit Bank and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11.10, and that Bank and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.10(d).

          (e) Election of Remedies. If Bank may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Bank a Lien upon any Collateral, whether owned by any Borrower or by any other
Person, either by judicial foreclosure or by non-judicial sale or enforcement, Bank may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11.10. If, in the exercise of any of its rights and remedies, Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Bank and waives any claim based upon such action, even if such action by Bank shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Bank. Any election of remedies which results in the denial or impairment of the right of Bank to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Bank but shall be credited against the Obligations.

          (f)  Liability Cumulative.  The liability of
Borrowers under this Section 11.10 is in addition to and shall be cumulative with all liabilities of each Borrower to Bank under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     11.11  CHOICE OF LAW AND VENUE.  EXCEPT AS OTHERWISE
EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL
RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY
AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS
ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE
STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICT OF LAW
PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES
OF AMERICA.  EACH BORROWER HEREBY CONSENTS TO PERSONAL
JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR
VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK
OF JURISDICTION OR VENUE, IN THE BANKRUPTCY COURT.
SERVICE OF PROCESS ON ANY BORROWER OR BANK IN ANY ACTION
ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS
SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS
LISTED IN SECTION 10.  NOTHING HEREIN SHALL PRECLUDE OTHER
LEGAL ACTION IN ANY OTHER JURISDICTION.

     11.12  JURY TRIAL WAIVER.  BECAUSE DISPUTES ARISING
IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST
QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND
EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND
FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE
PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE
APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE
BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM
AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO
TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT
TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT
OR OTHERWISE, BETWEEN BANK AND ANY BORROWER ARISING OUT
OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE
RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH,
THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE
TRANSACTIONS RELATED THERETO.

     IN WITNESS WHEREOF, this Debtor in Possession Loan
Agreement has been duly executed as of the date first written above.

                         "Borrowers"


                         FRUEHAUF TRAILER CORPORATION
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President

                         FGR, INC.,
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President


                         FRUEHAUF CORPORATION,
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President

                         MARYLAND SHIPBUILDING & DRYDOCK
                         COMPANY
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President



                         THE MERCER CO.,
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President


                         FRUEHAUF INTERNATIONAL LIMITED,
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President


                         DEUTSCHE-FRUEHAUF HOLDING
                         CORPORATION,
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President


                         JACKSONVILLE SHIPYARDS, INC.,
                         Debtor and Debtor in Possession

                         By: /s/ Chriss Street
                            ___________________________

                         Title: President

                         M.J. HOLDINGS INC.,
                         Debtor and Debtor in Possession

                         By: /s/ Chriss Street
                            ___________________________

                         Title: President


                         E.L. DEVICES, INC.,
                         Debtor and Debtor in Possession


                         By: /s/ Chriss Street
                            ___________________________

                         Title: President


                         "Bank"

                         BANK OF AMERICA NT&SA


                         By: /s/ Clara Strand
                             ___________________________

                         Title: Vice President